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                                                                  Exhibit 3(xiv)

                         [FORM OF WARRANT CERTIFICATE]

                                    [FACE]

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED TO THE REGISTERED OWNER IN RELIANCE UPON WRITTEN REPRESENTATION THAT THESE SECURITIES HAVE BEEN TAKEN FOR INVESTMENT. THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, AND OTHER APPLICABLE STATE SECURITIES LAWS.

THE STOCK ISSUABLE UPON EXERCISE OF THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY SHALL HAVE BEEN RECEIVED BY THE COMPANY TO THE EFFECT THAT SUCH SALE, TRANSFER OR ASSIGNMENT WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER AND OTHER APPLICABLE SECURITIES LAWS.



No. [ ]                                                            [ ] Warrants

                         CALLABLE WARRANT CERTIFICATE

                         ENVIRO-CLEAN OF AMERICA, INC.

     This Warrant Certificate certifies that [           ], or registered
assigns, is the registered holder of [              ] Warrants (the "Warrants")
to purchase shares of Common Stock, par value $.001 per share (the "Common Stock"), of ENVIRO-CLEAN OF AMERICA, INC., a Nevada corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company at any time on or after [_______________________, 1999] until [________________, 2004] (the
"Expiration Date"), one fully paid and non-assessable share of Common Stock (a "Share", or, if adjusted, the "Shares", which may also include any other securities or property purchasable upon exercise of a Warrant, such adjustment and inclusion each as provided in the Warrant Agreement) at the exercise price as may be adjusted as provided in the Warrant Agreement (initially $5.00 per Warrant) (the "Exercise Price") upon surrender of this Warrant Certificate and payment of the Exercise Price at any office or agency maintained for that purpose by the Company (the "Warrant Agent Office"), subject to the conditions set forth herein and in the Warrant Agreement.

     The Exercise Price shall be payable by cash, certified check or official bank check or by such other means as is acceptable to the Company in the lawful currency of the United States of America which as of the time of payment is legal tender for payment of public or private debts. The number

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of Shares issuable upon exercise of the Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

     Any Warrants not exercised on or prior to [_________________, 2004] shall thereafter be void.

     Reference is hereby made to the further provisions, including the call provision, on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Warrant Certificate but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement.

     This Warrant Certificate shall not be valid unless authenticated by the Warrant Agent, term is used in the Warrant Agreement.

     THIS WARRANT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:

                                  ENVIRO-CLEAN OF AMERICA, INC.


[Seal]                            By:
                                     -----------------------------------
                                         Name:
                                         Title:

Attest:

By:
   -----------------------------------
   Name:
   Title:

Certificate of Authentication:
This is one of the Warrants
referred to in the within
mentioned Warrant Agreement:

INTERWEST TRANSFER CO., INC.
     as Warrant Agent

By:
   -----------------------------------
     Authorized Signatory

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                         [FORM OF WARRANT CERTIFICATE]

                                   [REVERSE]

                         ENVIRO-CLEAN OF AMERICA, INC.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants, each of which represents the right to purchase at any time on or after [________________, 1999], until [______________________,
2004], one share of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of [_______________, 1999] (the "Warrant Agreement"), duly executed and delivered by the Company to Interwest Transfer Co., Inc. as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Warrant Exercise Price for each such Warrant exercised and any other amounts required to be paid pursuant to the Warrant Agreement.

     If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., New York, New York time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., New York, New York time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

     Subject to the terms of the Warrant Agreement, as soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Warrant Certificate, a certificate or certificates evidencing the Share or such holder pursuant to the Election to Exercise, as set forth on the reverse of this Warrant Certificate. Such certificate or certificates evidencing the Share or Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the close of business on the date upon which the exercise of this Warrant was deemed to be effective as provided in the preceding paragraph.

     The Company, at its option, may provide the holder of this Warrant written notice (the "Call Notice") that this Warrant shall terminate on the 20th day following the date of delivery of the Call Notice (such date being the "Early Termination Date"), as described in the Warrant

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Agreement, at any time: (i) the Closing Per Share Market Price of the Common
Stock has been equal to or greater than 200% of the Warrant Exercise Price on the date of delivery of the Call Notice and the 19 consecutive Trading Days immediately preceding the date delivery of the Call Notice (the "Call Notice Period") and (ii) after the Registration Statement has been declared effective and has been effective for the Call Notice Period. In the event that the Warrant is not exercised by the holder of this Warrant on or before the Early Termination Date, this Warrant shall expire at 5:00 p.m., New York, New York time, on the Early Termination Date, and the Company will remit to the holder of the Warrant $.10 per Warrant upon such holder tendering to the Company the expired Warrant Certificate.

     Upon due presentment for registration of transfer of this Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Warrant Certificate evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     The term "Business Day" shall mean any day on which (i) banks in New York, New York, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market on which the Warrants are listed or admitted to trading are open for business.

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                        (FORM OF ELECTION TO EXERCISE)

        (To be executed upon exercise of Warrants on the Exercise Date)

The undersigned hereby irrevocably elects to exercise __________ of the Warrants represented by this Warrant Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for
such Shares in the amount of $______________ in cash   or by certified or
official bank check, in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of _________________________ whose address is ______________________________ and that such certificate be delivered to ___________________________ whose address is ____________________________________. Any cash payments to be paid in lieu of a fractional Share should be made to ______________________________ whose address is ____________________________________ and the check representing payment thereof should be delivered to ________________________ whose address is
___________________________ ____________________________________.

          Dated ________________,_____


          Name of holder of
          Warrant Certificate:
                                (Please Print)

          Tax Identification or
          Social Security Number:

          Address:


          Signature:

                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Dated ________________,_____

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                             [FORM OF ASSIGNMENT]


     For value received __________________ hereby sells, assigns and transfers unto ______________________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated ________________,_____


          Signature:

                    Note: The above signature must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

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